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As filed with the Securities and Exchange Commission on November 30, 2004

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALPHA PRO TECH, LTD.
(Exact name of registrant specified in its charter)

Delaware, U.S.A. (State or other jurisdiction of incorporation or organization)	63-1009183 (I.R.S. Employer Identification No.)
Alpha Pro Tech, Ltd. 1993 Incentive Stock Option Plan for Officers and Other Key Employees; 1993 Stock Option Plan For Directors and Certain Other Nonqualified Stock Options (Full title of the Plan)
Sheldon Hoffman, Chief Executive Officer Alpha Pro Tech, Ltd. Suite 112, 60 Centurian Drive Markham, Ontario, Canada L3R 9R2 (Name and address of agent for service)
(905) 479-0654 (Telephone number, including area code, of agent for service)
Copy to:
Peter Landau, Esq. Foreht Last Landau & Katz, LLP 228 East 45th Street, New York, New York 10017 (212) 935-8880

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Stock, $.01 par value per share, for issuance pursuant to Incentive Stock Options and Non-Qualified Stock Options	2,729,106 Shares	$0.94	$2,565,359	$325.03

(1)
Estimated solely for purposes of calculating the registration fee on the basis of the product resulting from multiplying the sum of the number of shares of Common Stock registered as part of this Registration Statement as to which options have been granted under the 1993 Stock Option Plan (2,729,106); by $0.94 per share, the weighted average exercise price of such options.

REGISTRATION OF ADDITIONAL SECURITIES

        This registration statement relates to additional securities of the same class as other securities for which a registration statement on this Form relating to an employee benefit plan is effective.

        The contents of the earlier registration statement filed on November 30, 1993 is incorporated herein by reference. The Company's name was changed from BFD Industries, Inc. to Alpha Pro Tech, Ltd. in June 1994.

        The additional securities registered herein are to be used for unexpired options granted under the 1993 Plan prior to its expiration in October 2003.

i

        POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sheldon Hoffman and Alexander W. Millar, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ SHELDON HOFFMAN Sheldon Hoffman	Chief Executive Officer and Director	November 30, 2004
/s/ LLOYD HOFFMAN Lloyd Hoffman	Senior Vice President Finance and Administration and Chief Financial Officer	November 30, 2004
/s/ DONALD E. BENNETT, JR. Donald E. Bennett, Jr.	Director	November 30, 2004
/s/ ROBERT M. ISALY Robert M. Isaly	Director	November 30, 2004
/s/ ALEXANDER W. MILLAR Alexander W. Millar	President and Director	November 30, 2004
/s/ DR. JOHN RILOTA Dr. John Rilota	Director	November 30, 2004
/s/ RUSSELL MANOCK Russell Manock	Director	November 30, 2004
/s/ DAVID ANDERSON David Anderson	Director	November 30, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
*5.1	Opinion of Foreht Last Landau & Katz, LLP with respect to the legality of the securities being registered.
23.1	Consent of Foreht Last Landau & Katz, LLP (contained in Exhibit 5.1).
24.	Power of Attorney (See Power of Attorney in Registration Statement).

*
Filed herewith.

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REGISTRATION OF ADDITIONAL SECURITIES
INDEX TO EXHIBITS